EXHIBIT 10.16

                            FIFTH AMENDMENT TO LEASE
                            ------------------------


                This Fifth Amendment to Lease (the "Fifth Amendment") is entered into as of September 5, 2002 by and between SC Wakefield 200, Inc., a Delaware corporation, successor in interest to Wakefield 100 LLC, a Minnesota limited liability company, ("Landlord") and Comverse Technology, Inc., a New York corporation ("Tenant") and amends that certain Lease between Landlord and Tenant dated November 5, 1990 and amended by a First Amendment to Lease dated as of March 31, 1993, a Second Amendment to Lease dated as of August 31, 1994 as modified by the Supplement to Second Lease Amendment, a Third Amendment to Lease dated as of June 7, 1996, and a Fourth Amendment to Lease dated as of December 21, 1998 (as amended, the "Lease") for certain premises containing approximately 199,033 rentable square feet (the "Premises") in the building known as, and with an address of, 200 Quannapowitt Parkway, Wakefield, Massachusetts (the "Building"). Capitalized terms used in this Fifth Amendment, but not defined herein, shall have the meanings ascribed to them in the Lease.

                                   BACKGROUND
                                   ----------

                Based on the results of an audit of Landlord's Operating Expenses for the calendar years ending December 31, 1999 and December 31, 2000 performed by KBA Lease Services (File No. COMVR 1001 as referenced in a letter dated January 11, 2002 from said KBA Lease Services), Landlord and Tenant have agreed that Tenant is entitled to a credit of $100,000 (the "Operating Expense Credit").

                Landlord and Tenant desire to amend the Lease to reflect the Operating Expense Credit due Tenant, to delete certain references with respect to Landlord's Work and to modify certain other provisions in the Lease effective as of the date hereof.

                                   AGREEMENTS
                                   ----------

                Now, therefore, in consideration of the mutual covenants set forth herein, Landlord and Tenant agree as follows.

                1. Operating Expense Credit. Upon the execution and delivery of this Fifth Amendment by Tenant to Landlord, Landlord shall deliver a check to Tenant for the Operating Expense Credit amount. Landlord and Tenant hereby acknowledge that said check in the amount of $100,000 represents the full and final satisfaction of all amounts owed to Tenant by Landlord with respect to any and all overpayments made on account of Landlord's Operating Expenses under the Lease through the calendar year ending December 31, 2000.

                2. Landlord's Work. Tenant hereby acknowledges that all of the Landlord's Work defined in Section 3.1 and Appendix C of the Lease in the Premises and the Building has been fully completed in accordance with the

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provisions of the Lease and that Landlord is not obligated to perform any additional Landlord's Work in the Premises or the Building during the remaining Term of the Lease. In that connection, from and after the date hereof, Sections
3.1.1 through 3.1.3, and Appendix C (Finish Work Schedule) of the Lease detailing Landlord's Work and the items of work included and excluded from Landlord's Finish Work Allowance with respect to the initial improvements to the Premises, shall be of no further force and effect and are hereby deleted in their entirety.

                3. Asbestos Removal. In the event Tenant desires (i) to remove any vinyl asbestos tiles currently existing in the Premises or (ii) to renovate or modernize or upgrade the improvements in the Premises and said process necessitates the removal of asbestos that would not otherwise require removal, then the asbestos removal shall be done at Tenant's sole cost and expense and in accordance with the provisions of the Lease governing Tenant Work including, without limitation, Section 3.2 of the Lease. Notwithstanding the foregoing, if in the process of performing Landlord's obligations under Section 5.2 of the Lease, a repair or capital improvement is made under said Section that involves the removal of asbestos, then the cost of said removal shall be included in Landlord's Operating Expenses to the extent permitted under Sections 4.4.1 and
4.4.2 of the Lease, and otherwise said cost shall be paid for by Landlord.

                4. Ratification. Except as amended hereby, the Lease as originally executed and previously amended, is hereby ratified and confirmed.

                Executed as a sealed Massachusetts instrument as of the date first written above.

                                        TENANT:

                                        COMVERSE TECHNOLOGY, INC.

                                        By: /s/David Kreinberg
                                            ------------------------------------
                                            Name: David Kreinberg
                                            Title:   Chief Financial Officer

                                        LANDLORD:

                                        SC WAKEFIELD 200, Inc.

                                        By:  /s/Celia R. Deluga
                                            ------------------------------------
                                            Name: Celia R. Deluga
                                            Title:   Authorized Signatory



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